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                                    EXHIBIT 5

                           WILMER, CUTLER & PICKERING                 Washington
                              2445 M STREET, N.W.                      Baltimore
                         WASHINGTON, D.C.   20037-1420                  New York
                                   _________                              London
                                                                        Brussels
                            TELEPHONE (202) 663-6000                      Berlin
                            FACSIMILE (202) 663-6363

                                 April 12, 1999

Metrocall, Inc.
6910 Richmond Highway
Alexandria, VA  22306

                Re:     Metrocall, Inc. 1996 Stock Option Plan, as amended

Ladies and Gentlemen:

                We have acted as counsel to Metrocall, Inc., a Delaware corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, for the registration of 311,400 shares of common stock, $.01 par value per share (the "Shares"), of the Company issuable pursuant to the Metrocall, Inc. 1996 Stock Option Plan, as amended, (the "Plan").

                For purposes of this opinion, we have examined the following documents, as certified by the Secretary of the Company on April 12, 1999, as then being complete, accurate, and in effect:

                (1)     A copy of the Plan, effective as of February 3, 1999;
                        and

                (2) A copy of the Resolutions of the Board of Directors dated December 17, 1997, approving amendments to the Plan.

                In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

                This opinion is limited to the laws of the United States and the general corporation law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an independent investigation of such laws to the extent necessary to render our opinion.



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Metrocall, Inc.
April 12, 1999
Page 2

Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

                Based upon, subject to, and limited by the foregoing, we are of the opinion that:

                (1) the issuance of Shares in accordance with the terms of Plan has been lawfully and duly authorized; and

                (2) when the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

                        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-3, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

                        We hereby consent to the filing of this opinion as an exhibit to the Form S-3. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                            Sincerely,

                                            WILMER, CUTLER & PICKERING

                                            By: /s/ Thomas W. White
                                               -------------------------------
                                               Thomas W. White, a partner